Exhibit 4.2

Execution Copy

AMERICAN EXPRESS ISSUANCE TRUST II

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

between

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

and

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

Dated as of April 1, 2018

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TABLE OF CONTENTS

(continued)

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SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 1, 2018, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, a Delaware limited liability company (together with its successors and assigns, “RFC VIII”).

W I T N E S S E T H:

WHEREAS, RFC VIII desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated charge accounts of TRS;

WHEREAS, RFC VIII desires to purchase, from time to time, certain Receivables (hereinafter defined) sold to TRS by American Express Credit Corporation (“Credco”) and existing and arising in designated charge accounts of TRS and American Express National Bank (“AENB”);

WHEREAS, RFC VIII desires to purchase, from time to time, certain Receivables (hereinafter defined) sold to TRS by AENB and existing and arising in designated charge accounts of AENB;

WHEREAS, TRS desires to sell and assign, from time to time, certain Receivables (hereinafter defined) to RFC VIII upon the terms and conditions hereinafter set forth;

WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by RFC VIII to the Trust under the terms of the Transfer Agreement in connection with the issuance of notes secured by the Receivables (each capitalized term as hereinafter defined);

WHEREAS, TRS agrees that all representations, warranties, covenants and agreements made by TRS herein with respect to the Accounts and the Receivables shall also be for the benefit of the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders (each capitalized term as hereinafter defined);

WHEREAS, it is contemplated that this Agreement will define the contractual rights and responsibilities of TRS and RFC VIII, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest;

WHEREAS, it is contemplated that this Agreement will provide authority for TRS to fulfill its duties and exercise its rights as the seller under this Agreement separate and apart from its duties and rights as servicer, administrator or any other role or capacity which it shall assume in connection with the issuance of notes secured by the Receivables (hereinafter defined);

WHEREAS, TRS and RFC VIII previously entered into the Receivables Purchase Agreement, dated as of October 24, 2012, as amended and restated as of July 29, 2016 (the “Original Agreement”); and

WHEREAS, TRS and RFC VIII desire to amend and restate the Original Agreement.

NOW, THEREFORE, it is hereby agreed by and between TRS and RFC VIII as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

“Account” shall mean each (a) Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto) and (c) each Related Account. The term “Account” shall include any account replacing an Account in connection with the transfer of ownership of such Account from an Account Owner to any other Account Owner (provided that such replacement account can be traced or identified by reference to, or by way of, the code designation in the securitization field of such replacement account, which code designation is contained in the computer or other records of the applicable Account Owner or the Servicer used to generate the Account Schedule). The term “Account” shall exclude (i) any Deleted Account and (ii) any Account, all the Receivables of which are reassigned to TRS pursuant to Section 6.01 or Section 6.02. The term “Account” shall include any Removed Account only prior to the Removal Date with respect thereto.

“Account Agreement” shall mean, with respect to an Account, the agreements between an Account Owner and an Obligor governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time.

“Account Guidelines” shall mean, with respect to the Accounts of each Account Owner, the established policies and procedures of such Account Owner, (a) relating to the operation of its charge business which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers, and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, modified or otherwise changed from time to time.

“Account Owner” shall mean, with respect to an Account, (i) prior to the Bank Merger Date, Centurion or FSB, as applicable, and (ii) on and after the Bank Merger Date, AENB or any successor or affiliate thereof or any other entity that, pursuant to the Account Agreement related to such Account, is the issuer of the charge account related to, or the owner of, such Account; provided that the Transferor shall notify each Note Rating Agency promptly following the designation of any Account Owner other than AENB or any successor or affiliate thereof.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account, the aggregate amount outstanding in such Account (a) on the Initial Cut-Off

Date (for the Account Schedule delivered on the Closing Date) and (b) on the applicable Addition Cut-Off Date (for any Account Schedule relating to Additional Accounts).

“Addition Cut-Off Date” shall mean (a) with respect to each New Account, the date on which such New Account is originated, and (b) with respect to Aggregate Addition Accounts, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance.

“Addition Date” shall mean (a) with respect to New Accounts, the date from and after which such New Accounts are to be included as Accounts pursuant to Section 2.03(a) and the related New Account Supplemental Conveyance, and (b) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are included as Accounts pursuant to Subsection 2.02(a) and the related Aggregate Addition Account Supplemental Conveyance.

“Additional Account” shall mean each New Account and each Aggregate Addition Account.

“Additional Transferor” shall have the meaning specified in the Transfer Agreement.

“AENB” shall have the meaning specified in the initial paragraph of this Agreement.

“AENB – TRS Agreement” shall mean that certain Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018, between AENB and TRS, as the same may be, or may have been, amended, supplemented or otherwise modified from time to time.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Addition Account” shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is designated pursuant to Section 2.02 to be included as an Account and identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

“Aggregate Addition Account Supplemental Conveyance” shall have the meaning specified in Subsection 2.02(b).

“Agreement” shall mean this Second Amended and Restated Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

“ARR Representations and Warranties” shall have the meaning specified in the Transfer Agreement.

“Asset Representations Review” shall have the meaning specified in the Transfer Agreement.

“Asset Representations Review Agreement” shall have the meaning specified in the Transfer Agreement.

“Asset Representations Reviewer” shall have the meaning specified in the Transfer Agreement.

“Bank Merger Date” means April 1, 2018.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations, federal savings banks or state banking institutions in New York, New York, or any other State in which the principal executive offices of any Account Owner are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Centurion” shall mean American Express Centurion Bank, a Utah state-chartered industrial bank, prior to its conversion into AENB on the Bank Merger Date.

“Centurion – TRS Agreement” shall mean that certain Amended and Restated Receivables Purchase Agreement, dated as of July 29, 2016, between Centurion and TRS, as the same may be, or may have been, amended, supplemented or otherwise modified from time to time, but prior to the amendment and restatement thereof pursuant to the AENB – TRS Agreement.

“Closing Date” shall mean October 24, 2012.

“Collection Account” shall have the meaning specified in the Indenture.

“Collections” shall mean all payments (excluding Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

“Conveyance” shall have the meaning specified in Subsection 2.01(a).

“Covered Representations” shall have the meaning specified in the Asset Representations Review Agreement.

“Credco” shall mean American Express Credit Corporation, a Delaware corporation, including any subsidiary thereof, and its successors and assigns.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the Business Day after such transaction or receipt is first output, in written form under the Servicer’s customary and usual practices, from the Servicer’s computer file of Accounts and accounts comparable to the Accounts (without regard to the effective date of recordation).

“Debtor Relief Laws” shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivable” shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of Accounts.

“Deleted Account” shall mean any Removed Account as to which there are no Receivables arising therein (including Receivables that, though charged off as uncollectible, may generate Recoveries) owned by RFC VIII.

“Discount Option Receivables” shall have the meaning specified in the Transfer Agreement.

“Early Amortization Event” shall have the meaning specified in the Indenture.

“Eligible Account” shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which meets the following requirements as of the applicable Selection Date:

(a) is a charge account in existence and maintained with an Account Owner;

(b) is payable in United States dollars;

(c) has not been identified by such Account Owner or the Servicer in its computer files as canceled due to a related Obligor’s bankruptcy or insolvency;

(d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that, with the consent of RFC VIII, as of such Selection Date, up to 3% of the aggregate amount of Receivables may have related Obligors who have provided, as their billing addresses, addresses located outside of such jurisdictions;

(e) if such account is a charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

(f) has not been sold or pledged by such Account Owner to any other party;

(g) does not have any receivables that have been sold or pledged by such Account Owner or TRS to any other Person other than Credco, TRS or any Transferor; and

(h) does not have any receivables that have been written off or that have been identified by such Account Owner or the Servicer as having been incurred as a result of the fraudulent use of a related charge product.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which have been written off, or which have been identified by an Account Owner or the

Servicer in its computer files as canceled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related Selection Date; provided, however, that (1) the balance of all receivables included in such accounts is reflected on the books and records of the related Account Owner (and is treated for purposes of this Agreement) as “zero” and (2) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Account Guidelines applicable thereto.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the related Account Owner and TRS and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the related Account Owner, in either case, the failure to comply with which would have a material adverse effect on RFC VIII;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the related Account Owner of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which, immediately prior to the sale of such Receivable to RFC VIII, TRS has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of the related Account Owner or TRS if such taxes are not then due and payable or if the related Account Owner or TRS is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

(e) which has been the subject of a valid sale and assignment from TRS to RFC VIII of all TRS’s right, title and interest therein (including any proceeds thereof);

(f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g) which, at the time of the sale of such Receivable to RFC VIII, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in the related Account Owner’s and the Servicer’s computer file of Accounts;

(h) which, at the time of the sale of such Receivable to RFC VIII, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(i) as to which, at the time of the sale of such Receivable to RFC VIII, each of the related Account Owner and TRS has satisfied all its obligations required to be satisfied by such time;

(j) as to which, at the time of the sale of such Receivable to RFC VIII, each of the related Account Owner and TRS has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of RFC VIII therein; and

(k) which constitutes either an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect RFC VIII’s interest in such Receivable and the proceeds thereof.

“Event of Default” shall have the meaning specified in the Indenture.

“Excess Funding Account” shall have the meaning specified in the Indenture.

“FDIC Rule” shall have the meaning specified in the Indenture.

“Finance Charge Receivables” shall mean the aggregate amount of Discount Option Receivables.

“First Note Transfer Date” shall have the meaning specified in the Servicing Agreement.

“FSB” shall mean American Express Bank, FSB, a federal savings bank, prior to its merger with and into AENB on the Bank Merger Date.

“FSB – TRS Agreement” shall mean that certain Amended and Restated Receivables Purchase Agreement, dated as of July 29, 2016, between FSB and TRS, as the same may be, or may have been, amended, supplemented or otherwise modified from time to time, but prior to the amendment and restatement thereof pursuant to the AENB – TRS Agreement.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” shall mean the Third Amended and Restated Indenture, dated as of April 1, 2018, between the Trust, as issuer, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Initial Account” shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is identified in the Account Schedule delivered to RFC VIII by TRS on the Closing Date.

“Initial Cut-Off Date” shall mean the opening of business on October 24, 2012.

“Insolvency Event” shall have the meaning specified in Section 8.02.

“Issuer Rate Fees” shall mean all issuer rate fees payable to an Account Owner in connection with cardholder charges for goods or services with respect to the Receivables.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the security interest created in favor of the Indenture Trustee shall not be deemed to constitute a Lien.

“Monthly Period” shall mean, with respect to each Payment Date, the calendar month immediately preceding such Payment Date.

“New Account” shall mean each charge account established pursuant to an Account Agreement between an Account Owner and any Person, which account is designated pursuant to Subsection 2.03(a) to be included as an Account and identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.03.

“New Account Delivery Date” shall mean, with respect to any New Account, the fifteenth calendar day of the month (or, if such 15th calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date for such New Account occurs.

“New Account Supplemental Conveyance” shall have the meaning specified in Subsection 2.03(b).

“Note Rating Agency” shall mean the nationally recognized statistical rating organization or organizations, if any, selected by RFC VIII and any other Transferor to rate any securities issued by the Trust.

“Note Rating Agency Condition” means, with respect to any action subject to such condition, (i) that each Note Rating Agency shall have notified TRS and RFC VIII in writing that the proposed action will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series, Class or Tranche or (ii) if at such time the Note Rating Agency has informed TRS or RFC VIII that such Note Rating Agency does not provide such written notifications for transactions of this type, then as to such Note Rating Agency, TRS or RFC VIII shall deliver written notice of the proposed action to such Note Rating Agency or Note Rating Agencies at least 10 Business Days prior to the effective date of such action (or if 10 Business Days prior notice is impractical, such advance notice as is practicable ).

“Noteholder” shall have the meaning specified in the Indenture.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” shall mean a certificate delivered to RFC VIII signed by any Vice President or more senior officer of TRS and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“Original Agreement” shall have the meaning specified in the recitals hereto.

“Owner Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Payment Date” shall have the meaning specified in the Indenture.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price” shall have the meaning specified in Subsection 3.01(a).

“Purchase Price Adjustment” shall have the meaning specified in Section 3.02.

“Purchase Price Payment Date” shall have the meaning specified in Subsection 3.01(a).

“Purchased Assets” shall have the meaning specified in Subsection 2.01(a).

“Receivables” shall mean all amounts shown on the records of the related Account Owner and TRS as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

“Receivables Purchase Agreement” shall mean (i) prior to the Bank Merger Date, each of the Centurion – TRS Agreement and the FSB – TRS Agreement, and (ii) on and after the Bank Merger Date, the AENB – TRS Agreement, and includes any receivables purchase agreement, substantially in the form of such agreement, entered into between TRS and another Account Owner in the future, if any.

“Recoveries” shall mean all amounts received with respect to Receivables which have previously been charged-off.

“Related Account” shall mean an Account with respect to which a new account number has been issued by the related Account Owner (i) in compliance with the Account Guidelines and the related Account Agreement, (ii) to the same Obligor or Obligors of such

Account, and (iii) (a) as a result of the charge card with respect to such Account being lost or stolen; (b) as a result of the related Obligor requesting a change in his or her billing cycle; (c) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (d) as a result of the related Obligor requesting a product change; or (e) for any other reasons permitted by the Account Guidelines; provided that such Account can be traced or identified by reference to or by way of the code designation in the securitization field of such Account, which code designation is contained in the computer or other records of the applicable Account Owner or the Servicer used to generate the Account Schedule.

“Removal Limit” means, as of any date of determination, the aggregate amount of Receivables in Removed Accounts that may be reassigned to TRS during any calendar month, equal to 5% of the aggregate amount of Receivables in the Trust as of such date.

“Removed Account” shall mean any Account as to which TRS has received notice from the Servicer that such Account is a “Removed Account” as defined in the Transfer Agreement.

“Removal Date” shall have the meaning specified in Subsection 2.04(b).

“Requesting Party” shall have the meaning specified in the Transfer Agreement.

“Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“RFC VIII” shall have the meaning specified in the initial paragraph of this Agreement.

“Segregation Account” shall have the meaning specified in the Servicing Agreement.

“Selection Date” shall mean (i) with respect to each Initial Account, the opening of business on October 24, 2012, (ii) with respect to each Aggregate Addition Account, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance and (iii) with respect to each New Account, the date on which such New Account is originated.

“Servicer” shall mean the entity acting as Servicer under the Servicing Agreement.

“Servicing Agreement” shall mean the Third Amended and Restated Servicing Agreement, dated as of April 1, 2018, among RFC VIII, as Transferor, TRS, as Servicer and Administrator, the Trust, as Issuer, and the Indenture Trustee, as amended, supplemented or restated from time to time.

“Small Balances” shall have the meaning established in accordance with the Account Guidelines.

“Stop Date” shall have the meaning specified in Subsection 2.04(a).

“Supplemental Conveyance” shall mean an Aggregate Addition Account Supplemental Conveyance or a New Account Supplemental Conveyance.

“Transfer Agreement” shall mean the Third Amended and Restated Transfer Agreement, dated as of April 1, 2018, among RFC VIII, as Transferor, the Trust, as Issuer, and the Indenture Trustee, as amended, supplemented or restated from time to time.

“Transfer Restriction Event” shall mean that TRS is unable for any reason to transfer Receivables to RFC VIII in accordance with the provisions of this Agreement, including by reason of the application of the provisions in Section 8.02 or any order of any Governmental Authority.

“Transferor” shall mean the entity or entities acting as a Transferor under the Transfer Agreement.

“TRS” shall have the meaning specified in the initial paragraph of this Agreement.

“Trust” shall mean the American Express Issuance Trust II, heretofore created and continued under the Trust Agreement.

“Trust Agreement” shall mean the Second Amended and Restated Trust Agreement relating to the Trust, dated as of July 29, 2016, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02. Other Definitional Provisions.

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01. Purchase.

(a) In consideration of the payment of the Purchase Price as provided herein, TRS does hereby sell, transfer, assign, set over and otherwise convey to RFC VIII (collectively, the “Conveyance”), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), at the applicable Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in the Accounts (unless such Account has become a Removed Account), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof, but excluding any Issuer Rate Fees allocable to such Receivables (collectively, the “Purchased Assets”). TRS does hereby further transfer, assign, set over and otherwise convey to RFC VIII all of its rights, remedies, powers, privileges and claims under or with respect to any related Receivables Purchase Agreement (whether arising pursuant to the terms of such Receivables Purchase Agreement or otherwise).

The Receivables existing in the Initial Accounts at the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by TRS and purchased by RFC VIII on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts (unless such Initial Account has become a Removed Account) and the related Purchased Assets shall be sold by TRS and purchased by RFC VIII on the date such Receivables arise. The Receivables existing in Additional Accounts at the related Addition Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by TRS and purchased by RFC VIII on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts (unless such Additional Account has become a Removed Account) and the related Purchased Assets shall be sold by TRS and purchased by RFC VIII on the date such Receivables arise.

(b) TRS shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from TRS to RFC VIII, (ii) cause such financing statements and amendments to name TRS, as seller, and RFC VIII, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC VIII as soon as is practicable after filing.

(c) TRS shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to RFC VIII in accordance with this Agreement and have been conveyed by RFC VIII to the Trust pursuant to the Transfer Agreement, and (ii) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, deliver to RFC VIII an Account Schedule (provided, however, that such Account Schedule shall be provided in respect of New Accounts on the New Account Delivery Date) containing a true and complete list of all such Accounts. TRS shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or TRS has taken such action as is necessary or advisable to cause the interest of RFC VIII in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as Schedule 1 to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated by TRS on each Addition Date (or, with respect to New Accounts, on the New Account Delivery Date) to include any new Additional Accounts, and shall be updated by TRS not later than semi-annually to include any new Related Accounts.

(d) The parties hereto intend that the conveyance of TRS’s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from TRS to RFC VIII. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that TRS shall be deemed to have granted, and TRS does hereby grant, to RFC VIII a security interest, which security interest shall be a first priority perfected security interest in all of TRS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of TRS hereunder.

(e) To the extent that TRS retains any interest in the Purchased Assets, TRS hereby grants to the Trust and the Indenture Trustee a security interest in all of TRS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of TRS hereunder. With respect to such security interest and such collateral, the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

(f) Each Account will continue to be owned by the related Account Owner and is not a Purchased Asset.

(g) By executing this Agreement, each of TRS and RFC VIII acknowledges and agrees that (i) on and after the date of this Agreement, all references to the Original Agreement in any other instruments or documents shall be deemed to constitute references to this Agreement, and (ii) all outstanding representations, warranties and covenants made by it in the Original Agreement and any of its existing obligations under the Original Agreement shall remain in full force and effect under this Agreement, as amended and restated.

(h) This Agreement does not constitute a novation of (i) any of the obligations arising under or in connection with the Original Agreement or (ii) any security interest granted under or in connection with the Original Agreement.

Section 2.02. Addition of Aggregate Addition Accounts.

(a) If (i) RFC VIII is required, pursuant to Subsection 2.13(a) of the Transfer Agreement, to designate additional accounts to the Trust, or (ii) RFC VIII elects, pursuant to Subsection 2.13(b) of the Transfer Agreement, to designate additional accounts to the Trust, then in either case RFC VIII shall give written notice thereof to TRS; provided, however, that such notice shall be provided on or before the eighth (8th) Business Day immediately preceding the related addition date. Upon receipt of such notice and on or prior to such addition date, TRS shall designate sufficient Eligible Accounts as Aggregate Addition Accounts and shall sell to RFC VIII the Purchased Assets related to such Aggregate Addition Accounts. In addition, at its option and with the consent of RFC VIII, TRS may designate Eligible Accounts as Aggregate Addition Accounts and sell to RFC VIII the Purchased Assets related to such Aggregate Addition Accounts.

(b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, such Aggregate Addition Accounts shall become Accounts, and RFC VIII shall purchase TRS’s right, title and interest in, to and under the Receivables in such Aggregate Addition Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

(i) as of the applicable Selection Date, each Aggregate Addition Account shall be an Eligible Account;

(ii) TRS shall have delivered to RFC VIII copies of UCC financing statements covering such Aggregate Addition Accounts, if necessary to perfect RFC VIII’s interest in the Receivables arising therein and the related Purchased Assets;

(iii) TRS shall have deposited, or shall have caused the Servicer to deposit, into the Segregation Account all Collections with respect to such Aggregate Addition Accounts since the applicable Addition Cut-Off Date;

(iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to TRS shall have occurred nor shall the sale of the Receivables arising in the Aggregate Addition Accounts and the related Purchased Assets to RFC VIII have been made in contemplation of the occurrence thereof;

(v) such addition will not, in the reasonable belief of TRS, have a material adverse effect on RFC VIII;

(vi) TRS shall have delivered to RFC VIII an Officer’s Certificate of TRS, dated the Addition Date, confirming, to the extent applicable and in TRS’s reasonable belief, the items set forth in clauses (i) through (v) above;

(vii) TRS shall have indicated in its computer files that Receivables created in connection with such Aggregate Addition Accounts and the related Purchased Assets have been sold to RFC VIII and shall have delivered to RFC VIII the Account Schedule with respect to such Aggregate Addition Accounts in accordance with Subsection 2.01(c); and

(viii) TRS and RFC VIII shall have entered into a duly executed, written assignment, substantially in the form of Exhibit A (an “Aggregate Addition Account Supplemental Conveyance”).

Section 2.03. Addition of New Accounts.

(a) Upon the mutual agreement of TRS and RFC VIII, subject to compliance by TRS with Subsection 2.03(b), TRS may designate newly originated Eligible Accounts to be included as New Accounts and sell to RFC VIII the Purchased Assets related to such New Accounts. TRS shall cooperate with RFC VIII to enable RFC VIII to comply with the requirements of Subsections 2.13(d) and (e) of the Transfer Agreement and shall cooperate with RFC VIII to enable RFC VIII to perform with respect to the Receivables in such New Accounts all actions specified in Subsections 2.13(d) and (e) of the Transfer Agreement.

(b) On the Addition Date with respect to any New Accounts, RFC VIII shall purchase TRS’s right, title and interest in, to and under the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) upon satisfaction of the following conditions:

(i) as of the applicable Selection Date, each New Account shall be an Eligible Account;

(ii) on such Addition Date, TRS shall have delivered to RFC VIII copies of UCC financing statements covering such New Accounts, if necessary to perfect RFC VIII’s interest in the Receivables arising therein and the related Purchased Assets;

(iii) on such Addition Date, TRS shall have deposited, or shall have caused the Servicer to deposit, into the Segregation Account all Collections with respect to such New Accounts since the applicable Addition Cut-Off Date;

(iv) as of each of the Addition Cut-Off Date and such Addition Date, no Insolvency Event with respect to TRS shall have occurred nor shall the sale of the Receivables arising in the New Accounts and the related Purchased Assets to RFC VIII have been made in contemplation of the occurrence thereof;

(v) such addition will not, in the reasonable belief of TRS, have a material adverse effect on RFC VIII;

(vi) on such Addition Date, TRS shall have delivered to RFC VIII an Officer’s Certificate of TRS, dated such Addition Date, confirming, to the extent applicable and in TRS’s reasonable belief, the items set forth in clauses (i) through (v) above;

(vii) on such Addition Date, TRS shall have indicated in its computer files that Receivables created in connection with such New Accounts and the related Purchased Assets have been sold to RFC VIII; and

(viii) on such Addition Date, TRS and RFC VIII shall have entered into a duly executed, written assignment, substantially in the form of Exhibit B (a “New Account Supplemental Conveyance”).

(c) On the related New Account Delivery Date, TRS shall deliver to RFC VIII the Account Schedule with respect to such New Accounts.

Section 2.04. Removal and Deletion of Accounts.

(a) If RFC VIII elects, pursuant to Subsection 2.14(a) of the Transfer Agreement, to remove accounts from the Trust (the “Removed Accounts”), RFC VIII shall give written notice thereof to TRS. Notwithstanding anything in this Agreement to the contrary, if an Account becomes a Removed Account, then TRS shall stop selling to RFC VIII Receivables arising in such Removed Account effective on the Business Day (the “Stop Date”) after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to RFC VIII of additional Receivables arising in such Removed Account, Receivables sold to RFC VIII prior to the Stop Date and Collections in respect of such Receivables shall continue to be property of RFC VIII available for transfer by RFC VIII to the Trust pursuant to the Transfer Agreement; provided, however, that, to the extent TRS has accepted reassignment of the Receivables in such Removed Account as described in paragraph (b) below, Collections in respect of such Receivables which are received after the Removal Date (as defined below) shall not be considered property of RFC VIII available for transfer by RFC VIII to the Trust. To the extent that it is not clear to TRS whether Collections relate to a Receivable that was sold to RFC VIII or to a receivable that TRS did not sell to RFC VIII, TRS shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

(b) Upon receipt of the notice described in paragraph (a) above and on or prior to the date for removal of the Removed Accounts (the “Removal Date”), RFC VIII may, at its option and with the consent of TRS, reassign its right, title and interest in, to and under the Receivables in the Removed Accounts (and such Accounts shall no longer be deemed to be Accounts for purposes of this Agreement) upon satisfaction of the following conditions:

(i) on or before the tenth Business Day immediately preceding the Removal Date, RFC VIII shall have given TRS notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to TRS on the Removal Date;

(ii) on or prior to the Removal Date, RFC VIII shall amend the Account Schedule by delivering or causing to be delivered to TRS a computer file or microfiche list containing a true and complete list of the Removed Accounts;

(iii) RFC VIII shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

(iv) such removal will not, in the reasonable belief of RFC VIII, have a material adverse effect on TRS;

(v) such removal shall not exceed the Removal Limit;

(vi) the purchase price for the Receivables in the Removed Accounts as of the Removal Date shall be the then-current fair market value of such Receivables, as mutually agreed upon by TRS and RFC VIII;

(vii) such removal is not effected due to the credit or default risk of any Obligor or the Receivables;

(viii) RFC VIII shall have delivered an Officer’s Certificate of RFC VIII, dated the Removal Date, confirming, to the extent applicable and in RFC VIII’s reasonable belief, the items set forth in clauses (iv) through (vii) above; and

(ix) RFC VIII and TRS shall have entered into a duly executed, written reassignment, substantially in the form of Exhibit C (a “Reassignment”).

(c) On and after the Stop Date for a Removed Account, TRS may mark its books and records to indicate that such Account is a Removed Account. However, TRS shall not alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until (i) TRS, at its option, accepts reassignment of the right, title and interest of RFC VIII in, to and under the Receivables in such Removed Account, (ii) such Account becomes a Deleted Account or (iii) TRS has taken such action as is necessary or advisable to cause the interest of RFC VIII in the Purchased Assets to continue to be perfected and of first priority.

(d) Once (i) TRS, at its option, accepts reassignment of the right, title and interest of RFC VIII in, to and under the Receivables in a Removed Account or (ii) a Removed Account becomes a Deleted Account, TRS may delete such Account from Schedule 1 hereto and, upon such deletion, shall indicate in its computer files that such Removed Account or Deleted Account, as applicable, is no longer an Account.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01. Purchase Price.

(a) The “Purchase Price” for the Receivables in the Initial Accounts existing at the Initial Cut-Off Date, and the related Purchased Assets, that are conveyed to RFC VIII under this Agreement shall be payable on the Closing Date, in an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as TRS and RFC VIII mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to RFC VIII under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable in cash on each Business Day or on such other periodic basis mutually agreed to by TRS and RFC VIII, but no later than the 15th calendar day (or, if such day is not a Business Day, the next following Business Day) following the calendar month in which such Receivables and the related Purchased Assets are conveyed by TRS to RFC VIII (each date on which the Purchase Price is so paid, the “Purchase Price Payment Date”) and (ii) shall be an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as TRS and RFC VIII mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets.

(b) Notwithstanding any other provision of this Agreement, TRS shall not be obligated to continue to sell Receivables or other Purchased Assets to RFC VIII to the extent that TRS is not paid the Purchase Price therefor as provided herein.

Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a “Purchase Price Adjustment”) with respect to any Receivable previously conveyed to RFC VIII by TRS which is reduced by the related Account Owner, TRS or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or because the Servicer or the applicable Account Owner processes as a credit adjustment any uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible. The amount of such reduction shall equal the reduction in the balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, TRS agrees that, on the Purchase Price Payment Date, TRS shall pay or cause to be paid to RFC VIII an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price; provided, however, that if the reduction relating to such Purchase Price Adjustment also gives rise to an obligation on the part of RFC VIII as Transferor to make a deposit in the Excess Funding Account pursuant to Section 2.5 of the Servicing Agreement, then TRS and RFC VIII hereby agree that the date that RFC VIII is required to make such deposit pursuant to Section 2.5 of the Servicing Agreement shall be a Purchase Price Payment Date.

Section 3.03. Use of Name, Logo and Marks. TRS does hereby grant to RFC VIII a non-exclusive license to use the name “American Express Travel Related Services Company, Inc.” and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of TRS Relating to TRS.

(a) Representations and Warranties. TRS hereby represents and warrants to, and agrees with, RFC VIII as of the Closing Date, as of the Bank Merger Date and on each Addition Date, that:

(i) Organization and Good Standing. TRS is a corporation validly existing under the laws of the State of New York, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. TRS is duly qualified to do business and is in good standing as a foreign corporation or other entity and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of TRS to perform its obligations under this Agreement.

(iii) Due Authorization. The execution and delivery by TRS of this Agreement and any other document or instrument delivered by TRS pursuant hereto, including any Supplemental Conveyance, to which TRS is a party and the consummation by TRS of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by TRS by all necessary action on the part of TRS.

(iv) No Conflict or Violation. The execution and delivery by TRS of this Agreement, the performance by TRS of the transactions contemplated by this Agreement and the fulfillment by TRS of the terms of this Agreement applicable to TRS, will not conflict with or violate in any material respect any Requirements of Law applicable to TRS or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which TRS is a party or by which it or its properties are bound.

(v) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of TRS, threatened, against TRS before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the performance by TRS of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the validity or enforceability of this Agreement.

(vi) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained,

effected or given by TRS in connection with the execution and delivery by TRS of this Agreement and the performance by TRS of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(vii) Insolvency. No Insolvency Event with respect to TRS has occurred, and TRS entered into this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, in the ordinary course of business, not in contemplation of insolvency and not with the intent to hinder, delay or defraud itself or its creditors or any Account Owner or its creditors. This Agreement and the transactions contemplated hereby are arm’s length, bona fide transactions.

(viii) Approval. This Agreement and each Supplemental Conveyance have each been approved by either the board of directors of TRS or by the loan committee of TRS and such approvals are reflected in the minutes of such board or committee. This Agreement and each Supplemental Conveyance have been, continuously, from the time of execution, in the official record of TRS.

(b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to RFC VIII. Upon discovery by TRS or RFC VIII of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee following such discovery.

Section 4.02. Representations and Warranties of TRS Relating to the Agreement and the Receivables.

(a) Representations and Warranties. TRS hereby represents and warrants to RFC VIII as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein) and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

(i) each of this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a legal, valid and binding obligation of TRS enforceable against TRS in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii) (a) as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date and (b) as of the related Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising thereunder), Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

(iii) each Receivable conveyed to RFC VIII has been conveyed to RFC VIII free and clear of any Lien (other than any Lien for municipal or other local taxes of the related Account Owner or TRS if such taxes are not then due and payable or if the related Account Owner or TRS is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TRS in connection with the conveyance of Receivables to RFC VIII have been duly obtained, effected or given and are in full force and effect;

(v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to RFC VIII of all right, title and interest of TRS in the Purchased Assets, and such sale is perfected under the UCC;

(vi) TRS has or will cause, as applicable, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Purchased Assets granted to RFC VIII under this Agreement and upon filing of all such appropriate financing statements, RFC VIII will have a first priority perfected security interest in such property;

(vii) on the applicable Selection Date, each such Account is an Eligible Account;

(viii) on the applicable Selection Date, each Receivable contained in such Account on such applicable date and sold to RFC VIII by TRS is an Eligible Receivable;

(ix) as of the date of the creation of any new Receivable sold to RFC VIII by TRS, such Receivable is an Eligible Receivable;

(x) no selection procedures believed by TRS to be materially adverse to the interests of RFC VIII or its transferees have been used in selecting such Accounts; and

(xi) TRS received adequate consideration for each Receivable conveyed to RFC VIII.

(b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to RFC VIII. Upon discovery by either TRS or RFC VIII of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee following such discovery. TRS hereby acknowledges that RFC VIII intends to rely on the representations hereunder in connection with representations made by RFC VIII to secured parties, assignees or subsequent transferees, including transfers made by RFC VIII to the Trust pursuant to the Transfer Agreement and the grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture, and TRS hereby consents to such reliance.

Section 4.03. Representations and Warranties of RFC VIII. As of the Closing Date and each Addition Date, RFC VIII hereby represents and warrants to, and agrees with, TRS that:

(a) Organization and Good Standing. RFC VIII is a limited liability company duly formed and validly existing under the laws of the State of Delaware, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. RFC VIII is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of RFC VIII to perform its obligations under this Agreement.

(c) Due Authorization. The execution and delivery by RFC VIII of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which RFC VIII is a party, and the consummation by RFC VIII of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by RFC VIII by all necessary company action on the part of RFC VIII.

(d) No Conflict or Violation. The execution and delivery by RFC VIII of this Agreement, the performance by RFC VIII of the transactions contemplated by this Agreement and the fulfillment by RFC VIII of the terms of this Agreement applicable to RFC VIII, will not conflict with or violate in any material respect any Requirements of Law applicable to RFC VIII or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which RFC VIII is a party or by which it or any of its properties are bound.

(e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of RFC VIII, threatened, against RFC VIII, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of RFC VIII, would materially and adversely affect the performance by RFC VIII of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of RFC VIII, would materially and adversely affect the validity or enforceability of this Agreement.

(f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by RFC VIII in connection with the execution and delivery by RFC VIII of this Agreement and the performance by RFC VIII of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to RFC VIII. Upon discovery by TRS or RFC VIII of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee following such discovery.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01. Covenants of TRS. TRS hereby covenants and agrees with RFC VIII as follows:

(a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, TRS will take no action to cause any Receivable sold to RFC VIII hereunder to be evidenced by any instrument (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by TRS, it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to TRS in accordance with Subsection 6.01(b).

(b) Security Interests. Except for the conveyances hereunder, TRS will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with RFC VIII’s ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under TRS on any Purchased Asset or any interest therein (other than any Lien for municipal or other local taxes of the related Account Owner or TRS if such taxes are not then due and payable or if the related Account Owner or TRS is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and TRS shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of RFC VIII in, to and under the Purchased Assets against all claims of third parties claiming through or under TRS.

(c) Account Allocations. If a Transfer Restriction Event occurs, TRS agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to RFC VIII, after the date of such Transfer Restriction Event, all Collections with respect to Receivables previously sold to RFC VIII. To the extent that it is not clear to TRS whether collections relate to a Receivable that was sold to RFC VIII or to a receivable that TRS is unable to sell to RFC VIII, TRS agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to RFC VIII of additional Receivables, Receivables sold to RFC VIII prior to the occurrence of the Transfer Restriction Event and Collections in respect of such Receivables shall continue to be property of RFC VIII available for transfer by RFC VIII to the Trust pursuant to the Transfer Agreement.

(d) Delivery of Collections. In the event that TRS receives Collections or any other amounts in respect of the Purchased Assets sold to RFC VIII hereunder, TRS agrees to pay to RFC VIII (or to the Servicer or the Indenture Trustee if RFC VIII so directs) all such Collections and other amounts promptly after receipt thereof.

(e) Notice of Liens. TRS shall notify RFC VIII promptly after becoming aware of any Lien arising through or under TRS on any Purchased Asset other than the conveyances hereunder.

(f) Documentation of Transfer. TRS shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to RFC VIII.

(g) Account Agreements and Guidelines. Subject to compliance with all Requirements of Law, TRS may effect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and other fees to be assessed thereon) only if such change is made applicable to any comparable segment of charge accounts owned by the related Account Owner or TRS which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the related Account Owner or TRS and an unrelated third party or by the terms of the Account Agreements. Notwithstanding the above, unless required by Requirements of Law, TRS will not take any action with respect to such Account Agreements or such Account Guidelines which, at the time of such action, TRS reasonably believes will have a material adverse effect on RFC VIII. TRS shall take reasonable steps to cause the related Account Owner to abide by these restrictions on changes and actions with respect to the Account Agreements and the Account Guidelines.

(h) Name and Type and Jurisdiction of Organization. TRS shall not change its name or its type or jurisdiction of organization without previously having delivered to RFC VIII an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of RFC VIII in the Purchased Assets.

(i) Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2019, TRS shall deliver to RFC VIII, with a copy to the Indenture Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of RFC VIII in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the ownership interest of RFC VIII in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

(j) Asset Representations Review. TRS shall (i) cooperate with the Asset Representations Reviewer in creating and, from time to time, reviewing procedures for an Asset Representations Review, and (ii) cooperate with the Servicer to provide the Asset Representations Reviewer with reasonable access to information upon the initiation of an Asset Representations Review pursuant to Section 2.17(a) of the Transfer Agreement. Following the completion of an Asset Representations Review and the delivery of the related report by the Asset Representations Reviewer, RFC VIII will provide a copy of such report to TRS. TRS shall determine whether any noncompliance with the Covered Representations constitutes a breach of any of such Covered Representations and shall provide notice of such determination to RFC VIII, the Servicer and the Indenture Trustee.

(k) Asset Representations Reviewer Fees and Expenses. At the direction of RFC VIII, TRS shall pay, or shall reimburse RFC VIII for the payment of, the fees and expenses payable to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement.

(l) Resolution of Repurchase Disputes. TRS shall cooperate with the Requesting Party in connection with any dispute resolution proceeding commenced pursuant to Section 2.18 of the Transfer Agreement and shall comply with any obligations of the “Representing Party” applicable to it thereunder. RFC VIII hereby agrees to provide TRS with the opportunity to exercise any rights of RFC VIII pursuant to the Transfer Agreement with respect to any dispute resolution proceeding commenced pursuant to Section 2.18 of the Transfer Agreement to the extent the related dispute relates to the representations and warranties of TRS contained in Section 4.02.

Section 5.02. Records. TRS shall maintain this Agreement, each Supplemental Conveyance, and the Account Schedule in the official records of TRS continuously from the time of execution.

[END OF ARTICLE V]

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01. Reassignment of Ineligible Receivables.

(a) In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vii), (viii), (ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach RFC VIII is required under Subsection 2.6(a) of the Transfer Agreement to accept reassignment of such Receivables previously sold by TRS to RFC VIII pursuant to this Agreement, TRS shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

(b) TRS shall accept reassignment of any Receivables described in Subsection 6.01(a) from RFC VIII on the date on which such Receivables are reassigned to RFC VIII pursuant to Subsection 2.6(a) of the Transfer Agreement, and shall pay for such reassigned Receivables by paying to RFC VIII in immediately available funds an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, RFC VIII shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to TRS, without recourse, representation or warranty, all the right, title and interest of RFC VIII in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof. Such reassigned Receivables shall be treated by RFC VIII as collected in full as of the date on which they were reassigned. RFC VIII shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by TRS to effect the conveyance of such Receivables and other property pursuant to this Subsection.

Section 6.02. Reassignment of Other Receivables.

(a) In the event any representation or warranty set forth in Subsection 4.01(a)(i) or (iii) or Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach RFC VIII is required under Section 2.7 of the Transfer Agreement to accept a reassignment of all of the Receivables previously sold by TRS to RFC VIII pursuant to this Agreement, TRS shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

(b) TRS shall accept reassignment of any Receivables described in Subsection 6.02(a) from RFC VIII on the date on which such Receivables are reassigned to RFC VIII, and shall pay for such reassigned Receivables by paying to RFC VIII, not later than 11:00 a.m., New York City time, on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, RFC VIII shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to TRS, without recourse, representation or warranty, all the right, title and interest of RFC VIII in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including

“proceeds” as defined in the UCC) thereof. Such reassigned Receivables shall be treated by RFC VIII as collected in full as of the date on which they were reassigned. RFC VIII shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by TRS to effect the conveyance of such Receivables and other property pursuant to this Subsection.

[END OF ARTICLE VI]

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01. Conditions to RFC VIII’s Obligations Regarding Initial Receivables. The obligations of RFC VIII to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of TRS contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) all information concerning the Initial Accounts provided to RFC VIII shall be true and correct as of the Initial Cut-Off Date in all material respects;

(c) TRS shall have (i) delivered to RFC VIII a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by TRS on or before the Closing Date by the provisions of this Agreement;

(d) TRS shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from TRS to RFC VIII, and shall have provided delivery of a file-stamped copy of such financing statements or other evidence of such filings to RFC VIII; and

(e) all corporate proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to RFC VIII, and RFC VIII shall have received from TRS copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as RFC VIII may reasonably have requested.

Section 7.02. Conditions Precedent to TRS’s Obligations. The obligations of TRS to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of RFC VIII contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

(c) all company proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TRS,

and TRS shall have received from RFC VIII copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as TRS may reasonably have requested.

[END OF ARTICLE VII]

ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earlier of (i) the termination of the Trust as provided in Article IX of the Trust Agreement and (ii) the Transfer Agreement being amended for the purpose of replacing RFC VIII as Transferor under the Transfer Agreement or designating an Additional Transferor under the Transfer Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

Section 8.02. Purchase Termination. If (i) TRS shall file a petition or commence a Proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to TRS or all or substantially all of its property, (ii) TRS shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) TRS shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (iv) TRS shall make an assignment for the benefit of its creditors or (v) TRS shall voluntarily suspend payment of its obligations (each, an “Insolvency Event”); then TRS shall immediately cease to sell Receivables to RFC VIII and shall promptly give notice to RFC VIII, the Owner Trustee and the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to RFC VIII of additional Receivables, Receivables sold to RFC VIII prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables shall continue to be property of RFC VIII available for transfer by RFC VIII to the Trust pursuant to the Transfer Agreement. To the extent that it is not clear to TRS whether collections relate to a Receivable that was sold to RFC VIII or to a receivable that TRS has not sold to RFC VIII, TRS agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

[END OF ARTICLE VIII]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by RFC VIII and TRS in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless the Note Rating Agency Condition shall have been satisfied with respect to such amendment; provided, further, that TRS shall have delivered to RFC VIII an Officer’s Certificate of TRS, dated the date of such action, stating that TRS reasonably believes that such action will not result in an Event of Default or an Early Amortization Event.

Notwithstanding any other provision of this Section 9.01, this Agreement may be amended from time to time by an instrument signed by TRS and RFC VIII to modify, eliminate or add to the provisions of this Agreement to facilitate compliance with the FDIC Rule or to modify, eliminate or add to the provisions of this Agreement as a result of changes in laws or regulations applicable to the TRS, RFC VIII or the transactions described in this Agreement, upon delivery by TRS to the Indenture Trustee of (i) an Officer’s Certificate of TRS, dated the date of any such amendment, to the effect that (x) TRS reasonably believes that such action will not result in an Early Amortization Event or (y) such action is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the TRS, RFC VIII or the transactions governed by this Agreement; provided, however, that TRS or RFC VIII shall deliver written notice of the substance of the proposed amendment to each Note Rating Agency at least 10 Business Days prior to the proposed effective date of such amendment (or such shorter period as is agreed to in writing by each Note Rating Agency).

A copy of any amendment to this Agreement shall be sent to each Note Rating Agency. Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of TRS, American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: Treasurer (facsimile: (212) 640-0405), (b) in the case of RFC VIII, American Express Receivables Financing Corporation VIII LLC, 200 Vesey Street, 30th Floor, Room 505A, New York, New York 10285, Attention: President (facsimile: (212) 640-0404) with a copy to American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: Treasurer (facsimile: (212) 640-0405), (c) in the case of the

Indenture Trustee, The Bank of New York Mellon, 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Asset Backed Unit (facsimile: (212) 815-5999; catherine.cerilles@bnymellon.com), and (d) in the case of the Owner Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (facsimile: (302) 636-4140; esoriano@wilmingtontrust.com); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than RFC VIII’s assignment of its right, title, and interest in, to, and under this Agreement to the Trust as contemplated by the Transfer Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that TRS shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any entity into which TRS may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which TRS will be a party, or any entity succeeding to all or substantially all of the assets of TRS, which entity assumes this Agreement or (b) to any other entity; provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), TRS has given ten (10) days prior notice to RFC VIII, the Owner Trustee, the Indenture Trustee and each Note Rating Agency, and (y) in the case of an assignment pursuant to clause (b), the Note Rating Agency Condition shall have been satisfied with respect to such assignment.

Section 9.06. Acknowledgement and Agreement of TRS. By execution below, TRS expressly acknowledges and agrees that all of RFC VIII’s right, title, and interest in, to, and under this Agreement, including all of RFC VIII’s right, title, and interest in and to the Purchased Assets, may be assigned by RFC VIII to the Trust and by the Trust to the Indenture Trustee, and TRS consents to such assignments. TRS further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against RFC VIII, due to a breach by RFC VIII of this Agreement or for any other reason, and notwithstanding the bankruptcy of RFC VIII or any other event whatsoever, TRS’s sole remedy shall be a claim against RFC VIII for money damages, and then only to the extent of funds available to RFC VIII, and in no event shall TRS assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trust or the Indenture Trustee of Collections with respect to the Purchased Assets.

Section 9.07. Further Assurances. RFC VIII and TRS agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Trust or the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction. Furthermore, RFC VIII and TRS agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to facilitate compliance with the FDIC Rule.

Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of RFC VIII or TRS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Trust, the Owner Trustee and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement.

Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by RFC VIII to the Trust pursuant to the Transfer Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture.

Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, TRS agrees that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against RFC VIII or the Trust.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, TRS and RFC VIII have caused this Second Amended and Restated Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:	/s/ David J. Hoberman
Name: David J. Hoberman
Title: President

[Second Amended and Restated Receivables Purchase Agreement (RFC VIII)]

EXHIBIT A

FORM OF AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL CONVEYANCE

(As required by Section 2.02 of

the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [___], dated as of [__________], by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, a Delaware limited liability company (together with its successors and assigns, “RFC VIII”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, TRS and RFC VIII are parties to a Second Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, TRS wishes to designate Aggregate Addition Accounts to be included as Accounts and TRS wishes to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to RFC VIII pursuant to the Receivables Purchase Agreement; and

WHEREAS, RFC VIII is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, TRS and RFC VIII hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Aggregate Addition Accounts, the close of business on [__________].

“Addition Date” shall mean, with respect to the Aggregate Addition Accounts, [__________].

“Additional Purchased Assets” shall have the meaning set forth in Subsection 3(a).

“Aggregate Addition Accounts” shall mean the Aggregate Addition Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on Schedule 1 hereto.

“Selection Date” shall mean [(i)] for the added accounts with the code designation “[__],” the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_______] [and (ii) for the added accounts with the code designation “[__],” the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_________]].

2. Designation of Aggregate Addition Accounts. TRS delivers herewith an Account Schedule containing a true and complete list of the Aggregate Addition Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement.

3. Conveyance of Receivables.

TRS does hereby sell, transfer, assign, set over and otherwise convey to RFC VIII, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Aggregate Addition Accounts (including Related Accounts with respect to such Aggregate Addition Accounts), existing at the Addition Cut-Off Date and thereafter created (unless such Aggregate Addition Account has become a Removed Account), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Purchased Assets”).

If necessary, TRS shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets to RFC VIII, (ii) cause such financing statements and amendments to name TRS, as seller, and RFC VIII, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC VIII as soon as is practicable after filing.

TRS shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Purchased Assets have been sold to RFC VIII pursuant to this Supplemental Conveyance.

The parties hereto intend that the conveyance of TRS’s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from TRS to RFC VIII. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased

Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that TRS shall be deemed to have granted, and TRS does hereby grant, to RFC VIII a first priority perfected security interest in all of TRS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of TRS hereunder and under the Receivables Purchase Agreement.

To the extent that TRS retains any interest in the Additional Purchased Assets, TRS hereby grants to the Trust and the Indenture Trustee a security interest in all of TRS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of TRS hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, each of the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

4. Acceptance by RFC VIII. RFC VIII hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, TRS delivered to RFC VIII the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all Aggregate Addition Accounts.

5. Representations and Warranties of TRS. TRS hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the Aggregate Addition Accounts.

6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, TRS and RFC VIII have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:
Name:
Title:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:
Name:
Title:

Schedule 1 to

Supplemental

Conveyance

AGGREGATE ADDITION ACCOUNTS

EXHIBIT B

FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW ACCOUNTS

(As required by Section 2.03 of

the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [___], dated as of the Addition Date set forth below, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, a Delaware limited liability company (together with its successors and assigns, “RFC VIII”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, TRS and RFC VIII are parties to a Second Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, TRS wishes to designate New Accounts to be included as Accounts and TRS wishes to convey its right, title and interest in the Receivables of such New Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to RFC VIII pursuant to the Receivables Purchase Agreement; and

WHEREAS, RFC VIII is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, TRS and RFC VIII hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to each New Account, the date on which such New Account is originated.

“Addition Date” shall mean, with respect to the New Accounts, [_________].

“Additional Purchased Assets” shall have the meaning set forth in Subsection 3(a).

“New Account Delivery Date” shall mean the fifteenth calendar day of the month (or, if such fifteenth calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date occurs.

“New Accounts” shall mean the New Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and to be listed on Schedule 1 hereto.

“Selection Date” shall mean, with respect to each New Account, the date on which such New Account is originated.

2. Designation of New Accounts. The New Accounts are hereby designated. On the New Account Delivery Date, TRS shall deliver to RFC VIII an Account Schedule containing a true and complete list of the New Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement.

3. Conveyance of Receivables. TRS does hereby sell, transfer, assign, set over and otherwise convey to RFC VIII, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the New Accounts (including Related Accounts with respect to such New Accounts), existing at the applicable Addition Cut-Off Date of each New Account and thereafter created (unless such New Account has become a Removed Account), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Purchased Assets”).

(a) If necessary, TRS shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets to RFC VIII, (ii) cause such financing statements and amendments to name TRS, as seller, and RFC VIII, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to RFC VIII as soon as is practicable after filing.

(b) TRS shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the New Accounts and the related Additional Purchased Assets have been sold to RFC VIII pursuant to this Supplemental Conveyance.

(c) The parties hereto intend that the conveyance of TRS’s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from TRS to RFC VIII. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that TRS shall be deemed to have granted, and TRS does hereby grant, to RFC VIII a first priority perfected security interest in all of TRS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of TRS hereunder and under the Receivables Purchase Agreement.

(d) To the extent that TRS retains any interest in the Additional Purchased Assets, TRS hereby grants to the Trust and the Indenture Trustee a security interest in all of TRS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of TRS hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

4. Acceptance by RFC VIII. RFC VIII hereby acknowledges that, on the New Account Delivery Date, TRS has agreed to deliver to RFC VIII the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all New Accounts.

5. Representations and Warranties of TRS. TRS hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the New Accounts.

6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, TRS and RFC VIII have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:
Name:
Title:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:
Name:
Title:

Schedule 1 to

Supplemental

Conveyance

NEW ACCOUNTS

EXHIBIT C

FORM OF REASSIGNMENT OF RECEIVABLES

(As required by Section 2.04 of

the Receivables Purchase Agreement)

REASSIGNMENT No. [__] OF RECEIVABLES, dated as of [                ], by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, a Delaware limited liability company (together with its successors and assigns, “RFC VIII”), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), pursuant to the Receivables Purchase Agreement referred to below.

WITNESSETH:

WHEREAS, RFC VIII and TRS are parties to a Second Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, RFC VIII wishes to reconvey to TRS all of RFC VIII’s right, title and interest in, to and under the Receivables in certain designated accounts removed from the Trust by RFC VIII (the “Removed Accounts”), whether existing at the Removal Date or thereafter created; and

WHEREAS, TRS is willing to accept such designation and reconveyance subject to the terms and conditions hereof.

NOW, THEREFORE, RFC VIII and TRS hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts, [_________].

“Removed Accounts” shall mean the Removed Accounts that are designated hereby and listed on Schedule 1 hereto.

2. Designation of Removed Accounts. RFC VIII delivers or causes to be delivered herewith an Account Schedule containing a true and complete list of the Removed Accounts. Such Account Schedule is incorporated into and made a part of this Reassignment, shall be Schedule 1 to this Reassignment and shall supplement Schedule 1 to the Receivables Purchase Agreement.

3. Conveyance of Receivables.

(a) RFC VIII does hereby sell, transfer, assign, set over and otherwise convey to TRS, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Removed Accounts (including Related Accounts with respect to such Removed Accounts), existing at the Removal Date and thereafter created, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Repurchased Assets”).

(b) In connection with such sale, RFC VIII agrees to execute and deliver to TRS on or prior to the date this Reassignment is delivered, applicable termination statements prepared by RFC VIII with respect to the Receivables existing at the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by RFC VIII of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. Representations and Warranties of RFC VIII. RFC VIII hereby represents and warrants to TRS as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of RFC VIII enforceable against RFC VIII, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.04 of the Receivables Purchase Agreement, as of the Removal Date, is true and complete in all material respects.

5. Ratification of Agreement. As supplemented by this Reassignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, RFC VIII and TRS have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES
FINANCING CORPORATION VIII LLC

By:
Name:
Title:

AMERICAN EXPRESS TRAVEL RELATED
SERVICES COMPANY, INC.

By:
Name:
Title:

Schedule 1 to

Supplemental

Conveyance

REMOVED ACCOUNTS

Schedule 1 LIST OF ACCOUNTS

LIST OF ACCOUNTS

[Delivered pursuant to Section 2.01(c)]

S-1